EXHIBIT 99.1

Amphenol

News Release

World Headquarters
358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Senior Vice President and Chief Financial Officer
203/265-8630
www.amphenol.com

2009 SECOND QUARTER RESULTS
REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut.  July 16, 2009.  Amphenol Corporation (NYSE-APH) reported today second quarter 2009 diluted earnings per share of $.43 compared to $.61 per share for the comparable 2008 period.  Sales for the second quarter 2009 decreased 19% to $685.2 million compared to $846.8 million for the 2008 period.  Currency translation had the effect of decreasing sales by approximately 3% or $23 million in the second quarter 2009 compared to the 2008 period.

For the six months ended June 30, 2009, diluted earnings per share was $.86 compared to $1.15 for the 2008 period.  Sales for the six months ended June 30, 2009 were $1,345.2 million compared to $1,617.5 million for the 2008 period. Currency translation had the effect of decreasing sales by approximately $46 million for the six month 2009 period when compared to the 2008 period.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated “We are pleased to report second quarter results that reflect sequential improvement over Q1 2009.  The Company’s achievement of sales of $685 million, with an operating income margin of 16.9% and earnings per share of $.43, is very gratifying given the continued challenges in the market environment.  Our performance continues to show the benefits of the Company’s diversity and the strength of its technology. While demand levels remain low, we did experience sequential sales increases in most end markets, particularly in the automotive, mobile device, military aerospace, and broadband markets.  We were able to capitalize on pockets of strength and enhance our market position in nearly all of our served markets.  In addition, it is extremely rewarding that even in this difficult environment, profitability and cash flow remain strong.  Our management team continues to reduce costs in a proactive and dynamic manner ensuring the strength of our financial performance.  I am very proud of our organization as we continue to execute well.”

 “While economic conditions remain uncertain, we believe we have seen a stabilization of demand in most markets.  Accordingly, based on constant currency exchange rates and some seasonal moderation we expect Q3 2009 revenues in the range of $670 million to $685 million and EPS in the range of $.41 to $.43.  We continue to believe we can perform well in the current economic environment due to our leading technology, increasing positions with our customers in diverse markets, worldwide presence, lean cost structure, and agile, experienced and entrepreneurial management team.”

 “We continue to be excited about the future.  Our competitive advantages and sustained financial strength provide a solid base for future performance.  I am confident in the ability of our outstanding organization to dynamically adjust to the market environment, to generate strong profitability and to capitalize on opportunities to expand our market position.”

The Company will host a conference call to discuss its first quarter results at 1:00 PM (EST) July 16, 2009.  The toll free dial-in number to participate in this call is 888-395-9624; International dial-in number is 517-623-4547; Passcode: Reardon.  There will be a replay available until 7:00 P.M. (EST) on Monday, July 20, 2009.  The replay numbers are as follows:  toll free dial-in number is 866-444-9032 and International dial-in number is 203-369-1130.

A live broadcast as well as a replay will also be available on the Internet at http://www.amphenol.com/index.cfm/fuseaction/financial.webcasts.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws.  While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated.  Please refer to [Part I, Item 1A] of the Company’s Form 10-K for the year ended December 31, 2008, for some factors that could cause the actual results to differ from estimates.  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Net Sales	$685,184	$846,817	$1,345,196	$1,617,531

Cost of sales	471,034	570,227	924,667	1,090,035

Gross profit	214,150	276,590	420,529	527,496

Selling, general and administrative expense	98,672	108,367	194,366	208,977

Operating income	115,478	168,223	226,163	318,519

Interest expense	(9,131)	(9,915)	(18,129)	(19,814)
Other expenses, net	(382)	134	(597)	(348)

Income before income taxes	105,965	158,442	207,437	298,357

Provision for income taxes	(29,140)	(46,022)	(53,562)	(86,806)

Net income	76,825	112,420	153,875	211,551
Less: Net income attributable to noncontrolling interest	(1,955)	(2,425)	(4,595)	(4,088)

Net income attributable to Amphenol Corporation	$74,870	$109,995	$149,280	$207,463

Net income per common share - Basic	$0.44	$0.63	$0.87	$1.18

Average shares outstanding - Basic	171,317,112	175,487,646	171,251,519	176,075,131

Net income per common share - Diluted	$0.43	$0.61	$0.86	$1.15

Average shares outstanding - Diluted	173,649,705	179,395,729	173,375,613	179,796,849

Dividends declared per common share	$0.015	$0.015	$0.015	$0.015

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in thousands)

	June 30,	December 31,
	2009	2008

ASSETS

Current Assets:
Cash and cash equivalents	$220,765	$214,987
Accounts receivable, less allowance for doubtful accounts of $17,967 and $14,982, respectively	445,073	515,999
Inventories, net	449,894	512,507
Other current assets	91,209	92,371

Total current assets	1,206,941	1,335,864

Land and depreciable assets, less accumulated depreciation of $547,890 and $510,764, respectively	345,538	344,515
Goodwill	1,349,707	1,232,335
Other long-term assets	97,331	81,445

	$2,999,517	$2,994,159

LIABILITIES & SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$247,391	$305,950
Accrued salaries, wages and employee benefits	60,788	59,644
Accrued income taxes	48,442	65,846
Accrued acquisition-related obligations	9,220	120,357
Other accrued expenses	71,227	82,596
Current portion of long-term debt	527	439

Total current liabilities	437,595	634,832

Long-term debt	820,581	786,020
Accrued pension and post employment benefit obligations	169,695	161,669
Other long-term liabilities	42,918	43,069

Shareholders’ Equity:
Common stock	172	171
Additional paid-in capital	36,862	22,746
Accumulated earnings	1,611,240	1,467,099
Accumulated other comprehensive loss	(138,876)	(140,591)

Total shareholders’ equity attributable to Amphenol Corporation	1,509,398	1,349,425

Noncontrolling interest	19,330	19,144

Total equity	1,528,728	1,368,569

	$2,999,517	$2,994,159

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in thousands)

	Six months ended
	June 30,
	2009	2008

Net income	$153,875	$211,551
Adjustments for cash from operations:
Depreciation and amortization	47,770	45,684
Stock-based compensation	10,028	7,196
Net change in receivables sold	(6,000)	—
Net change in components of working capital	76,057	(69,704)
Net change in other long-term assets and liabilities	2,911	11,088

Cash provided by operations	284,641	205,815

Cash flow from investing activities:
Additions to property, plant & equipment	(30,832)	(50,503)
Purchase of short term investments	(593)	(8,551)
Investments in acquisitions	(271,578)	(99,474)

Cash flow used in investing activities	(303,003)	(158,528)

Cash flow from financing activities:
Net change in borrowings under revolving credit facilities	35,281	94,277
Purchase of treasury stock	—	(143,693)
Proceeds from exercise of stock options	3,015	8,782
Excess tax benefits from stock-based payment arrangements	696	4,981
Dividend payments	(7,706)	(5,317)

Cash flow provided by (used in) financing activities	31,286	(40,970)

Effect of exchange rate changes on cash and cash equivalents	(7,146)	(1,196)

Net change in cash and cash equivalents	5,778	5,121
Cash and cash equivalents balance, beginning of period	214,987	183,641

Cash and cash equivalents balance, end of period	$220,765	$188,762

Cash paid during the period for:
Interest	$17,957	$19,877
Income taxes	62,086	72,095

AMPHENOL CORPORATION

SEGMENT INFORMATION

(dollars in thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Trade Sales:
Interconnect Products	$621,440	$771,112	$1,223,398	$1,471,737
Cable Products	63,744	75,705	121,798	145,794
Consolidated	$685,184	$846,817	$1,345,196	$1,617,531

Operating income:
Interconnect Products	$119,743	$171,624	$236,186	$325,160
Cable Products	10,059	8,729	17,895	16,999
Stock-based compensation expense	(5,245)	(3,994)	(10,029)	(7,196)
Other operating expenses	(9,079)	(8,136)	(17,889)	(16,444)
Consolidated	$115,478	$168,223	$226,163	$318,519

ROS%:
Interconnect Products	19.3%	22.3%	19.3%	22.1%
Cable Products	15.8%	11.5%	14.7%	11.7%
Corporate - Stock-based compensation	-0.8%	-0.5%	-0.7%	-0.4%
Corporate - all other	-1.3%	-1.0%	-1.3%	-1.0%

Consolidated	16.9%	19.9%	16.8%	19.7%